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                                                                  EXHIBIT 10.20

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                      CONSOLIDATED RESORT ENTERPRISES, INC.
                            3 CIVIC PLAZA, SUITE 210
                                  P.O. BOX 8235
                          NEWPORT BEACH, CA 92658-8235
                                 (714) 760-6747

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May 13, 1994

Mr. Mike Mullalley
9360 Activity Road, Suite D
San Diego, CA 92126

RE:        INTERIM CONSULTING AGREEMENT

Dear Mike:

This letter shall serve as an Interim Consulting Agreement until a definitive agreement is prepared by counsel. The terms and conditions of the Agreement are as follows:

1. Consolidated Resort Enterprises, Inc. ("CRE") a wholly owned subsidiary of MPTV, Inc., shall retain Mike Mullalley, an individual, as sales and marketing consultant for the period commencing May 16, 1994 through June 30, 1994 or the commencement of sales at the Lake Tropicana Timeshare project, whichever is earlier. Commencement of sales shall be defined as the time when CRE has permission to offer the timeshare intervals from the State of Nevada and has completed adequate sales facilities to receive potential customers. These facilities may be located in "Building #1" or "Building #6" at the option of CRE.

2. The compensation for such consulting shall be $15,000.00 to be paid on May 16, 1994 plus $5,000.00 per week thereafter until the Agreement is completed. The weekly payment shall be paid May 20, 1994 and each Friday thereafter.

3. Mike Mullalley shall employ and/or retain any staff members required to complete the consulting objectives at his expense. MPTV, Inc. and CRE shall enter into this Agreement with the understanding that Mike Mullalley and affiliates are independent contractors for the duration of the Agreement.

4. The scope of the consulting work shall include, but not be limited to, the preparation of sales materials, the preparation of promotional materials and programs, the negotiations to engage various parties to provide prospective buyers to the sales facility, the negotiations to retain staff for the commencement of sales, the completion of software modifications for sales, the selection and acquisition of computer hardware required for sales, the supervision of the acquisition and installation of furnishings and decor for the sales facility. Furnishings and decor shall be in accordance with the approved design and color scheme as presented by the project designer.

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                                                              Mr. Mike Mullalley
                                                                    May 13, 1994
                                                                       Page two.

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5    Mike Mullalley and CRE shall agree on items and services to be purchased from others and CRE shall pay such costs directly. Travel expenses, other than California to Las Vegas, shall be reimbursed by CRE, such travel shall require prior approval by Hurley Reed or Jim Vellema. CRE shall provide office services at its Newport Beach location to the extent required to perform the consulting duties. All other costs shall be paid by Mike Mullalley.

The parties hereto agree that the foregoing is the complete Agreement subject to the preparation of a definitive agreement as of this 13th day of May, 1994.


CONSOLIDATED RESORT ENTERPRISES, INC.        MIKE MULLALLEY


By:  /s/ James C. Vellema                    By:  /s/ Mike Mullalley
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     James C. Vellema, President                  Mike Mullalley

Date: 5/13/94                                     Date: 5/16/94
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